Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Loss to Common Stockholders of $4.5 Million

DALLAS – April 20, 2020 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the first quarter of 2020.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2020 First Quarter Highlights and Recent Developments

•	For the first quarter of 2020, net loss available to common stockholders was $4.5 million. Diluted losses per share were $0.18.
•

On January 1, 2020, we adopted Accounting Standard Update 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” commonly referred to as the Current Expected Credit Losses (“CECL”) model.

•

For the quarter ended March 31, 2020, we recorded $20.3 million of total credit loss expense. $17.4 million of this is recorded as credit loss expense related to our loan portfolio summarized as follows:

o	Significant deterioration in our macroeconomic forecasts to reflect expected economic impact of COVID-19 resulted in approximately $10.5 million of credit loss expense.
o

$3.0 million of credit loss expense is due to net loan growth of $126.0 million and changes in the mix of our total loan portfolio. Net charge offs were $1.5 million and the change in specific reserves was $2.3 million.

o	The adoption of CECL on January 1, 2020, increased the ACL by $0.3 million.
o	Our ACL as a percentage of loans held for investment increased 34 basis points during the quarter to 1.04% at March 31, 2020.
•

For the quarter ended March 31, 2020, we recorded in other noninterest expense $2.9 million of credit loss expense related to off balance sheet commitments to lend to reserve for the contractual term of the commitments considering our economic forecast of future conditions. Total unfunded commitments subject to the reserve as of March 31, 2020 were $596.1 million. This includes a $105.3 million increase in unsettled liquid credit balances at the end of the period that created approximately $1.6 million of credit expense for the quarter.

•	Net interest margin (“NIM”) was 5.63% for the quarter ended March 31, 2020.
•

Total loans held for investment increased $126.0 million, or 3.0%, to $4.321 billion at March 31, 2020. Excluding premium finance loans, loan growth totaled $227.1 million. Average loans for the quarter decreased $88.6 million, or 2.1%, to $4.046 billion.

•

The total dollar value of invoices purchased by Triumph Business Capital for the quarter ended March 31, 2020 was $1.451 billion with an average invoice size of $1,651. The transportation average invoice size for the quarter was $1,481.

•	For the quarter ended March 31, 2020, TriumphPay processed 504,250 invoices paying 44,568 distinct carriers a total of $530.8 million.
•

During the quarter ended March 31, 2020, we repurchased 871,319 shares into treasury stock under our stock repurchase program at an average price of $40.81, for a total of $35.6 million, effectively completing the $50.0 million stock repurchase program authorized by our board of directors on October 16, 2019.

•

On April 20, 2020, the Company entered into an agreement to sell the assets (the “Disposal Group”) of Triumph Premium Finance (“TPF”) and exit its premium finance line of business. The decision to sell TPF was made during the three months ended March 31, 2020, and at March 31, 2020, the carrying amount of the Disposal Group, primarily consisting of $98.3 million of premium finance loans, was transferred to assets held for sale.

Balance Sheet

Total loans held for investment increased $126.0 million, or 3.0%, during the first quarter to $4.321 billion at March 31, 2020. The commercial finance portfolio increased $135.1 million, or 10.8%, to $1.386 billion, the national lending portfolio increased $61.2 million, or 7.2%, to $911.6 million, and the community banking portfolio decreased $70.3 million, or 3.4%, to $2.023 billion during the quarter.

Total deposits were $3.682 billion at March 31, 2020, a decrease of $107.9 million, or 2.8%, in the first quarter of 2020.  Non-interest-bearing deposits accounted for 23% of total deposits and non-time deposits accounted for 60% of total deposits at March 31, 2020.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2020 of $62.5 million compared to $66.4 million for the quarter ended December 31, 2019.

Yields on loans for the quarter ended March 31, 2020 were down 26 bps from the prior quarter to 7.22%. The average cost of our total deposits was 1.05% for the quarter ended March 31, 2020 compared to 1.15% for the quarter ended December 31, 2019.

Asset Quality

Non-performing assets were 1.09% of total assets at March 31, 2020 compared to 0.87% of total assets at December 31, 2019.  The ratio of past due to total loans increased to 1.99% at March 31, 2020 from 1.74% at December 31, 2019. We recorded total net charge-offs of $1.5 million, or 0.04% of average loans, for the quarter ended March 31, 2020 compared to net charge-offs of $3.2 million, or 0.08% of average loans, for the quarter ended December 31, 2019.

Non-Interest Income and Expense

We earned non-interest income for the quarter ended March 31, 2020 of $7.5 million compared to $8.7 million for the quarter ended December 31, 2019.

For the quarter ended March 31, 2020, non-interest expense totaled $57.7 million, which included $2.9 million of credit loss expense for off balance sheet commitments to lend. Credit loss expense for off balance sheet commitments to lend had a 420 basis point impact on our efficiency ratio this quarter. Non-interest expense for the quarter ended December 31, 2019 was $52.7 million.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Tuesday, April 21, 2020. Todd Ritterbusch, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk200421.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2020.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Financial Highlights:
Total assets	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$4,529,783
Loans held for investment	$4,320,548	$4,194,512	$4,209,417	$3,835,903	$3,612,869
Deposits	$3,682,015	$3,789,906	$3,697,833	$3,658,978	$3,314,440
Net income available to common stockholders	$(4,450)	$16,709	$14,317	$12,730	$14,788

Performance Ratios - Annualized:
Return on average assets	(0.36%)	1.31%	1.17%	1.09%	1.33%
Return on average total equity	(2.85%)	10.24%	8.79%	7.83%	9.30%
Return on average tangible common equity (1)	(4.09%)	14.54%	12.56%	11.19%	13.43%
Yield on loans(2)	7.22%	7.48%	7.63%	7.95%	7.99%
Cost of interest bearing deposits	1.34%	1.45%	1.49%	1.42%	1.24%
Cost of total deposits	1.05%	1.15%	1.19%	1.14%	0.99%
Cost of total funds	1.23%	1.35%	1.41%	1.40%	1.28%
Net interest margin(2)	5.63%	5.72%	5.85%	5.99%	6.15%
Net non-interest expense to average assets	4.12%	3.46%	3.64%	3.68%	3.70%
Efficiency ratio	82.44%	70.15%	71.93%	71.37%	70.54%

Asset Quality:(3)
Past due to total loans(4)	1.99%	1.74%	1.91%	1.60%	2.17%
Non-performing loans to total loans	1.26%	0.97%	1.00%	0.96%	0.95%
Non-performing assets to total assets	1.09%	0.87%	0.91%	0.86%	0.84%
ACL to non-performing loans(5)	82.37%	71.63%	75.58%	79.91%	80.70%
ACL to total loans(5)	1.04%	0.69%	0.76%	0.77%	0.76%
Net charge-offs to average loans	0.04%	0.08%	0.01%	0.05%	0.03%

Capital:
Tier 1 capital to average assets(6)	9.62%	10.03%	10.37%	10.84%	11.32%
Tier 1 capital to risk-weighted assets(6)	9.03%	10.29%	10.08%	11.08%	11.76%
Common equity tier 1 capital to risk-weighted assets(6)	8.24%	9.46%	9.26%	10.19%	10.81%
Total capital to risk-weighted assets(5)	11.63%	12.76%	11.79%	12.88%	13.62%
Total equity to total assets	11.01%	12.58%	12.57%	13.45%	14.27%
Tangible common stockholders' equity to tangible assets(1)	7.77%	9.16%	9.10%	9.78%	10.37%

Per Share Amounts:
Book value per share	$24.45	$25.50	$24.99	$24.56	$24.19
Tangible book value per share (1)	$16.64	$17.88	$17.40	$17.13	$16.82
Basic earnings (loss) per common share	$(0.18)	$0.67	$0.56	$0.48	$0.55
Diluted earnings (loss) per common share	$(0.18)	$0.66	$0.56	$0.48	$0.55
Shares outstanding end of period	24,101,120	24,964,961	25,357,985	26,198,308	26,709,411

Unaudited consolidated balance sheet as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
ASSETS
Total cash and cash equivalents	$208,414	$197,880	$115,043	$209,305	$171,950
Securities - available for sale	302,122	248,820	302,917	329,991	339,465
Securities - held to maturity	8,217	8,417	8,517	8,573	8,499
Equity securities	5,678	5,437	5,543	5,479	5,183
Loans held for sale	4,431	2,735	7,499	2,877	610
Loans held for investment	4,320,548	4,194,512	4,209,417	3,835,903	3,612,869
Allowance for credit losses	(44,732)	(29,092)	(31,895)	(29,416)	(27,605)
Loans, net	4,275,816	4,165,420	4,177,522	3,806,487	3,585,264
Assets held for sale	97,895	—	—	—	—
FHLB and other restricted stock	37,080	19,860	23,960	18,037	21,191
Premises and equipment, net	98,363	96,595	87,112	84,998	84,931
Other real estate owned ("OREO"), net	2,540	3,009	2,849	3,351	3,073
Goodwill and intangible assets, net	188,208	190,286	192,440	194,668	197,015
Bank-owned life insurance	41,122	40,954	40,724	40,847	40,667
Deferred tax asset, net	9,457	3,812	5,971	7,278	7,608
Other assets	74,386	77,072	69,600	71,298	64,327
Total assets	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$4,529,783
LIABILITIES
Non-interest bearing deposits	$846,412	$809,696	$754,233	$684,223	$667,597
Interest bearing deposits	2,835,603	2,980,210	2,943,600	2,974,755	2,646,843
Total deposits	3,682,015	3,789,906	3,697,833	3,658,978	3,314,440
Customer repurchase agreements	3,693	2,033	14,124	12,788	3,727
Federal Home Loan Bank advances	850,000	430,000	530,000	305,000	405,000
Subordinated notes	87,347	87,327	49,010	48,983	48,956
Junior subordinated debentures	39,689	39,566	39,443	39,320	39,200
Other liabilities	101,638	74,875	75,594	74,758	72,244
Total liabilities	4,764,382	4,423,707	4,406,004	4,139,827	3,883,567
EQUITY
Common stock	272	272	272	271	271
Additional paid-in-capital	474,441	473,251	472,368	471,145	470,292
Treasury stock, at cost	(102,677)	(67,069)	(52,632)	(27,468)	(9,881)
Retained earnings	222,809	229,030	212,321	198,004	185,274
Accumulated other comprehensive income (loss)	(5,498)	1,106	1,364	1,410	260
Total stockholders' equity	589,347	636,590	633,693	643,362	646,216
Total liabilities and equity	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$4,529,783

Unaudited consolidated statement of income:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Interest income:
Loans, including fees	$48,323	$52,395	$50,249	$47,910	$45,094
Factored receivables, including fees	24,292	25,573	25,570	25,558	24,556
Securities	2,107	2,379	2,784	2,667	2,644
FHLB and other restricted stock	204	165	209	146	192
Cash deposits	488	659	603	1,022	778
Total interest income	75,414	81,171	79,415	77,303	73,264
Interest expense:
Deposits	9,677	10,961	11,036	10,010	8,218
Subordinated notes	1,347	1,035	840	839	839
Junior subordinated debentures	646	687	719	744	760
Other borrowings	1,244	2,080	2,055	2,291	2,136
Total interest expense	12,914	14,763	14,650	13,884	11,953
Net interest income	62,500	66,408	64,765	63,419	61,311
Credit loss expense	17,361	382	2,865	3,681	1,014
Net interest income after credit loss expense	45,139	66,026	61,900	59,738	60,297
Non-interest income:
Service charges on deposits	1,588	1,889	1,937	1,700	1,606
Card income	1,800	1,943	2,015	2,071	1,844
Net OREO gains (losses) and valuation adjustments	(257)	50	(56)	148	209
Net gains (losses) on sale of securities	38	39	19	14	(11)
Fee income	1,686	1,686	1,624	1,519	1,612
Insurance commissions	1,051	1,092	1,247	961	919
Other	1,571	1,967	956	1,210	1,359
Total non-interest income	7,477	8,666	7,742	7,623	7,538
Non-interest expense:
Salaries and employee benefits	30,722	29,586	28,717	28,120	26,439
Occupancy, furniture and equipment	5,182	4,667	4,505	4,502	4,522
FDIC insurance and other regulatory assessments	315	(302)	(2)	303	299
Professional fees	2,107	1,904	1,969	1,550	1,865
Amortization of intangible assets	2,078	2,154	2,228	2,347	2,402
Advertising and promotion	1,292	1,347	1,379	1,796	1,604
Communications and technology	5,501	5,732	5,382	4,988	4,874
Other	10,493	7,573	7,975	7,098	6,561
Total non-interest expense	57,690	52,661	52,153	50,704	48,566
Net income (loss) before income tax	(5,074)	22,031	17,489	16,657	19,269
Income tax expense (benefit)	(624)	5,322	3,172	3,927	4,481
Net income (loss)	$(4,450)	$16,709	$14,317	$12,730	$14,788

Earnings per share:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Basic
Net income (loss) to common stockholders	$(4,450)	$16,709	$14,317	$12,730	$14,788
Weighted average common shares outstanding	24,314,329	25,089,447	25,621,054	26,396,351	26,679,724
Basic earnings (loss) per common share	$(0.18)	$0.67	$0.56	$0.48	$0.55

Diluted
Net income (loss) to common stockholders - diluted	$(4,450)	$16,709	$14,317	$12,730	$14,788
Weighted average common shares outstanding	24,314,329	25,089,447	25,621,054	26,396,351	26,679,724
Dilutive effects of:
Assumed exercises of stock options	—	69,865	60,068	59,962	64,166
Restricted stock awards	—	70,483	45,631	30,110	49,795
Restricted stock units	—	13,264	3,045	—	—
Performance stock units - market based	—	11,803	4,673	—	—
Performance stock units - performance based	—	—	—	—	—
Weighted average shares outstanding - diluted	24,314,329	25,254,862	25,734,471	26,486,423	26,793,685
Diluted earnings (loss) per common share	$(0.18)	$0.66	$0.56	$0.48	$0.55

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Stock options	225,055	66,019	67,023	70,037	50,752
Restricted stock awards	147,748	—	3,209	—	13,290
Restricted stock units	55,228	—	—	58,400	58,400
Performance stock units - market based	67,707	55,228	55,228	70,879	58,400
Performance stock units - performance based	254,000	254,000	—	—	—

Loans held for investment summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Commercial real estate	$985,757	$1,046,961	$1,115,559	$1,098,279	$1,093,882
Construction, land development, land	198,050	160,569	164,186	157,861	145,002
1-4 family residential properties	169,703	179,425	186,405	186,070	194,067
Farmland	133,579	154,975	161,447	144,594	156,299
Commercial	1,412,822	1,342,683	1,369,505	1,257,330	1,117,640
Factored receivables	661,100	619,986	599,651	583,131	570,663
Consumer	20,326	21,925	24,967	26,048	27,941
Mortgage warehouse	739,211	667,988	587,697	382,590	307,375
Total loans	$4,320,548	$4,194,512	$4,209,417	$3,835,903	$3,612,869

Our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.

Commercial finance loans are further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Commercial - Equipment	$479,483	$461,555	$429,412	$395,094	$364,447
Commercial - Asset-based lending	245,001	168,955	247,026	208,896	174,447
Factored receivables	661,100	619,986	599,651	583,131	570,663
Commercial finance	$1,385,584	$1,250,496	$1,276,089	$1,187,121	$1,109,557

Commercial finance % of total loans	32%	30%	30%	31%	31%

National lending loans are further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Mortgage warehouse	$739,211	$667,988	$587,697	$382,590	$307,375
Commercial - Liquid credit	172,380	81,353	37,386	21,758	960
Commercial - Premium finance	—	101,015	101,562	72,898	77,389
National lending	$911,591	$850,356	$726,645	$477,246	$385,724

National lending % of total loans	21%	20%	17%	12%	11%

Additional information pertaining to our loan portfolio, summarized for the quarters ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Average community banking	$2,041,256	$2,170,149	$2,193,533	$2,166,122	$2,103,816
Average commercial finance	1,292,749	1,260,000	1,208,823	1,168,110	1,123,978
Average national lending	711,837	704,244	541,367	373,755	307,249
Average total loans	$4,045,842	$4,134,393	$3,943,723	$3,707,987	$3,535,043
Community banking yield	5.67%	5.89%	5.79%	5.88%	5.91%
Commercial finance yield	11.00%	11.64%	12.31%	12.52%	12.50%
National lending yield	4.80%	4.96%	4.63%	5.62%	5.73%
Total loan yield	7.22%	7.48%	7.63%	7.95%	7.99%

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Factored receivable period end balance	$641,366,000	$573,372,000	$562,009,000	$544,601,000	$534,420,000
Yield on average receivable balance	16.13%	17.20%	18.23%	18.73%	17.96%
Rolling twelve quarter annual charge-off rate	0.42%	0.39%	0.36%	0.40%	0.39%
Factored receivables - transportation concentration	80%	81%	83%	83%	81%

Interest income, including fees	$23,497,000	$24,813,000	$24,869,000	$24,762,000	$23,803,000
Non-interest income	1,296,000	1,154,000	1,291,000	1,205,000	1,077,000
Factored receivable total revenue	24,793,000	25,967,000	26,160,000	25,967,000	24,880,000
Average net funds employed	537,138,000	524,546,000	494,198,000	483,203,000	490,241,000
Yield on average net funds employed	18.56%	19.64%	21.00%	21.55%	20.58%

Accounts receivable purchased	$1,450,618,000	$1,489,538,000	$1,450,905,000	$1,408,982,000	$1,325,140,000
Number of invoices purchased	878,767	896,487	890,986	874,248	789,838
Average invoice size	$1,651	$1,662	$1,628	$1,612	$1,678
Average invoice size - transportation	$1,481	$1,507	$1,497	$1,492	$1,541
Average invoice size - non-transportation	$4,061	$3,891	$3,467	$3,047	$3,276

Deposits summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Non-interest bearing demand	$846,412	$809,696	$754,233	$684,223	$667,597
Interest bearing demand	583,445	580,323	587,123	587,164	602,088
Individual retirement accounts	101,743	104,472	108,593	111,328	112,696
Money market	412,376	497,105	424,162	440,289	372,109
Savings	367,163	363,270	356,368	362,594	372,914
Certificates of deposit	1,056,012	1,084,425	1,120,850	1,122,873	851,411
Brokered deposits	314,864	350,615	346,504	350,507	335,625
Total deposits	$3,682,015	$3,789,906	$3,697,833	$3,658,978	$3,314,440

Net interest margin summarized for the three months ended:

	March 31, 2020			December 31, 2019
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$141,123	$488	1.39%	$153,160	$659	1.71%
Taxable securities	228,996	1,955	3.43%	254,255	2,157	3.37%
Tax-exempt securities	25,925	152	2.36%	37,680	222	2.34%
FHLB and other restricted stock	21,098	204	3.89%	25,599	165	2.56%
Loans	4,045,842	72,615	7.22%	4,134,393	77,968	7.48%
Total interest earning assets	$4,462,984	$75,414	6.80%	$4,605,087	$81,171	6.99%
Non-interest earning assets:
Other assets	443,563			445,773
Total assets	$4,906,547			$5,050,860
Interest bearing liabilities:
Deposits:
Interest bearing demand	$586,671	$344	0.24%	$588,590	$373	0.25%
Individual retirement accounts	103,351	402	1.56%	106,645	435	1.62%
Money market	441,815	1,031	0.94%	490,438	1,542	1.25%
Savings	363,888	124	0.14%	359,024	119	0.13%
Certificates of deposit	1,068,023	6,006	2.26%	1,108,647	6,491	2.32%
Brokered deposits	344,847	1,770	2.06%	350,737	2,001	2.26%
Total interest bearing deposits	2,908,595	9,677	1.34%	3,004,081	10,961	1.45%
Subordinated notes	87,323	1,347	6.20%	63,706	1,035	6.45%
Junior subordinated debentures	39,609	646	6.56%	39,491	687	6.90%
Other borrowings	361,996	1,244	1.38%	438,447	2,080	1.88%
Total interest bearing liabilities	$3,397,523	$12,914	1.53%	$3,545,725	$14,763	1.65%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	810,654			791,379
Other liabilities	71,001			66,210
Total equity	627,369			647,546
Total liabilities and equity	$4,906,547			$5,050,860
Net interest income		$62,500			$66,408
Interest spread			5.27%			5.34%
Net interest margin			5.63%			5.72%

Loan balance totals include respective nonaccrual assets.

Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.

Net interest margin is the ratio of net interest income to average interest earning assets.

Average rates have been annualized.

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2020	2019	2019	2019	2019
Average total stockholders' equity	$627,369	$647,546	$646,041	$652,347	$644,960
Average goodwill and other intangibles	(189,359)	(191,551)	(193,765)	(196,002)	(198,389)
Average tangible common stockholders' equity	$438,010	$455,995	$452,276	$456,346	$446,571

Net income (loss)	$(4,450)	$16,709	$14,317	$12,730	$14,788
Average tangible common equity	438,010	455,995	452,276	456,346	446,571
Return on average tangible common equity	(4.09%)	14.54%	12.56%	11.19%	13.43%

Total stockholders' equity	$589,347	$636,590	$633,693	$643,362	$646,216
Goodwill and other intangibles	(188,208)	(190,286)	(192,440)	(194,668)	(197,015)
Tangible common stockholders' equity	$401,139	$446,304	$441,253	$448,694	$449,201
Common shares outstanding	24,101,120	24,964,961	25,357,985	26,198,308	26,709,411
Tangible book value per share	$16.64	$17.88	$17.40	$17.13	$16.82

Total assets at end of period	$5,353,729	$5,060,297	$5,039,697	$4,783,189	$4,529,783
Goodwill and other intangibles	(188,208)	(190,286)	(192,440)	(194,668)	(197,015)
Tangible assets at period end	$5,165,521	$4,870,011	$4,847,257	$4,588,521	$4,332,768
Tangible common stockholders' equity ratio	7.77%	9.16%	9.10%	9.78%	10.37%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Loan discount accretion	$2,134	$1,555	$1,159	$1,297	$1,557
3)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)	Past due ratio has been revised to exclude nonaccrual loans with contractual payments less than 30 days past due.
5)	Beginning January 1, 2020, the allowance for credit losses was calculated in accordance with Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses” (“ASC 326”).
6)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

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lwyse@tbkbank.com

214-365-6936

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214-365-6930